Exhibit 99.2

 Confidential - Prepared in Consultation with Counsel  Cleansing Materials  August 2025

   Confidential - Prepared in Consultation with Counsel  Confidential - Prepared in Consultation with Counsel  2  This presentation is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it to any third party in whole or in part without the prior written consent of Fossil Group, Inc. (“Fossil” or the “Company”). By accepting this document, the recipient expressly agrees: (i) to maintain the confidentiality of the material and information herein and (ii) to abide by the other conditions and caveats set forth below. Recipient also agrees that it will use any such material and information in accordance with its compliance policies, contractual obligations (including existing non-disclosure agreements) and applicable law, including federal and state securities laws.    This presentation has been prepared by the Company. The information contained in this presentation is for information purposes only. The material and information herein is not to be shared with any other parties. The information contained in this presentation is not investment or financial product advice and is not intended to be used as the basis for making an investment decision. This presentation has been prepared without taking into account the investment objectives, financial situation or particular needs of any particular person.    No representation or warranty, expressed or implied, is made as to the fairness, accuracy, completeness or correctness of the information, opinions and conclusions contained in this presentation. To the maximum extent permitted by law, none of Fossil, its directors, officers, shareholders, advisors, employees or agents, nor any other person accepts any liability, including, without limitation, any liability arising out of fault or negligence for any loss arising from the use of the information contained in this presentation.    Each party who receives this information acknowledges and agrees that it is going to perform its own investigation regarding any credit decision and affirmatively disclaims reliance on any information, representation or warranties other than those specifically set forth in the relevant credit agreements.    The historical and projected financial information in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles (GAAP). We believe these Non-GAAP financial measures are measures commonly used by analysts and investors to evaluate the performance of companies in our industry. Non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for analysis of, our results as reported under GAAP. Non-GAAP financial measures should not be used as substitutes for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly titled measures reported by other companies. The Company is unable to reconcile forward-looking non-GAAP projections to GAAP without unreasonable efforts as the nature or amount of certain adjusting items cannot be determined at this time.    This presentation includes “forward-looking statements” that reflect Fossil’s current views and information currently available. This information is, where applicable, based on assumptions and analysis that Fossil believes, as of the date hereof, provide a reasonable basis for the data contained herein. forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, "project", “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding Fossil’s plans, strategies, objectives, targets and projected financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of Fossil and its officers, employees, agents or associates. Actual results, performance or achievements could differ materially from, and may materially alter, any projections and forward-looking statements and the assumptions on which those forward statements are based. You should understand that these statements are not guarantees of future performance or results and readers are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information herein speaks only as of (1) the date hereof, in the case of information about Fossil, or (2) the date of such information, in the case of information from persons other than Fossil. Fossil undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Fossil undertakes no duty to update or revise the information contained herein, publicly or otherwise. Forecasts and estimates regarding Fossil’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.    Certain market data information in this presentation is based on management’s estimates. Fossil obtained the industry, market and competitive position data used throughout this presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. Fossil believes its estimates to be reasonably accurate as of the date of this presentation. However, this information may prove to be inaccurate because of the method by which Fossil obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. This presentation may contain descriptions or summaries of certain documents and agreements, but such descriptions or summaries are qualified in their entirety by reference to the actual documents or agreements. Unless otherwise indicated, the information contained herein spe aks only as of the date hereof and is subject to change, completion or amendment without notice.    This document contains trademarks, service marks, copyrights and trade names of other companies, which are the property of th eir respective owners. We do not intend our use or display of other companies’ trademarks, service  marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.  Management Presentation | Disclaimer

 $685  $604  $540  $545  $565  $606  $656  40%  45%  50%  55%  60%  $-  $200  $400  $600  $800  2023 2024 2025 2026 2027 2028 2029  NAM EMEA APAC  $1,412  $1,145  $973  $960  $988  $1,055  $1,137  $-  $500  $1,000  $1,500  NAM EMEA APAC  $19  $73  $94  $123  $154  $(12)  $(63)  2023 2024 2025 2026 2027 2028 2029  (5%)  (10%)  -  15%  10%  5%  $200  $150  $100  $50  $-  $(50)  $(100)  $51  $6  $24  $41  $76  $80  $60  $40  $20  $-  $(20)  $(40)  $(60)  $(80)  $(69)  2023 2024  $(64)  2025 2026 2027 2028  2029   Adjusted EBITDA Margin %  Long-Term Financial Forecast | Financial Summary  Net Sales ($M)  Gross Margin ($M)  2023 2024 2025 2026 2027 2028 2029  Adjusted EBITDA(1) ($M)  Free Cash Flow(2) ($M)  Actual  Actual  Actual  Actual  2024 Includes  $57M Tax Refund  Adjusted EBITDA: Income (loss) before income taxes, plus interest expense, amortization and depreciation, impairment expense, other non-cash charges, stock-based compensation and restructuring costs minus interest income  Free Cash Flow: Cash flow from operations, plus cash flow from investing  Confidential - Prepared in Consultation with Counsel  Confidential - Prepared in Consultation with Counsel  2

Long-Term Financial Forecast | Annual P&L: 2024 – 2029

Annual P&L: 2024 – 2029 ($M)

($'s in millions)	2024	2025	2026	2027	2028	2029
Net Sales	$ 1,145	$ 973	$ 960	$ 988	$ 1,055	$ 1,137
COGS	(540)	(434)	(415)	(423)	(448)	(481)
Gross Profit	**604**	**540**	**545**	**565**	**606**	**656**
% Margin	*52.8%*	*55.5%*	*56.8%*	*57.2%*	*57.5%*	*57.7%*
Marketing	(123)	(87)	(84)	(86)	(93)	(102)
% of Net Sales	*10.7%*	*8.9%*	*8.8%*	*8.7%*	*8.8%*	*9.0%*
Selling + Operating	(227)	(199)	(185)	(175)	(175)	(181)
% of Net Sales	*19.8%*	*20.4%*	*19.3%*	*17.7%*	*16.6%*	*15.9%*
Contribution Margin	**255**	**254**	**276**	**304**	**338**	**374**
% Margin	*22.2%*	*26.1%*	*28.7%*	*30.8%*	*32.0%*	*32.9%*
Infrastructure Opex	(289)	(247)	(217)	(224)	(229)	(233)
% of Net Sales	*25.2%*	*25.4%*	*22.6%*	*22.7%*	*21.7%*	*20.5%*
Adjusted Operating Income	**(34)**	**7**	**58**	**80**	**109**	**140**
% Margin	*-3.0%*	*0.7%*	*6.1%*	*8.1%*	*10.4%*	*12.3%*
Add Back:						
(+) Depreciation & Amortization	16	13	11	11	10	10
(+) Stock-Based Compensation	3	3	3	3	3	3
(+/-) Other Adjustments	4	(4)	0	0	(0)	(0)
Adjusted EBITDA	**(12)**	**19**	**73**	**94**	**123**	**154**
% Margin	*-1.0%*	*1.9%*	*7.6%*	*9.5%*	*11.6%*	*13.5%*

(1) Represents 2024 actuals and 5-year forecast from 2025 - 2029

(2) Adjusted EBITDA: income (loss) before income taxes, plus interest expense, amortization and depreciation, impairment expense, other non-cash charges, stock-based compensation and restructuring costs minus interest income

(3) Restructuring costs include costs associated with rightsizing infrastructure, exiting non-core markets and professional fees, which total $46M in 2025 (excludes $20 - 25M tied to potential refinancing) and $21M in 2026

(4) The Company purchases $250-300M of products annually (37% US), with 35% of US inventory sourced from China; strategies have been identified to mitigate up to 100% of the estimated tariff impact during the forecast period

FOSSIL GROUP
Confidential - Prepared in Consultation with Counsel 4

Between 2024-2026, the biggest driver of improvement in Adjusted EBITDA comes from rightsizing infrastructure and renegotiation of key licenses  Transition of non-core markets to distribution partners help enable the Company to rightsize and refocus on the core business  Moving forward we will continue to increase Adjusted EBITDA through topline growth and improved gross margin profile, while maintaining a lower cost structure  Highlights  Adjusted EBITDA(1) – 2024 vs. 2025  Long-Term Financial Forecast | Adjusted EBITDA Bridge: 2024 – 2026  Adjusted EBITDA(1) – 2025 vs. 2026  (2)  $13  $5  $41  $(28)  $19  2024 Disti Impact  Renegotiation of Licenses  Rightsize YoY Trend 2025  Infrastructure & Other  $(20) $(12)   $(10)  $50  $40  $30  $20  $10  $-  $19  $1  $19  $30  $4 $73  2025 Disti Impact Renegotiation  Confidential - Prepared in Consultation with Counsel  (2) The Company purchases $250-300M of products annually (37% US), with 35% of US inventory sourced from China; strategies have been identified to mitigate up to 100% of the estimated tariff impact during the forecast period  Confidential - Prepared in Consultation with Counsel  5  Rightsize  YoY Trend  of Licenses Infrastructure & Other (2)  (1) Adjusted EBITDA: Income (loss) before income taxes, plus interest expense, amortization and depreciation, impairment expense, other non-cash charges, stock-based compensation and restructuring costs minus interest income  2026  $80  $70  $60  $50  $40  $30  $20  $10  $-